SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2002


BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)


MAINE				841105-D			01-0393663
(State or other jurisdiction		(Commission			(IRS
Employer
of incorporation)			File Number)
	Identification No.)


PO Box 400, 82 Main Street
Bar Harbor, ME							04609-0400
(Address of principal executive officers)				(Zip
Code)

Registrant's telephone number, including area code:  (207) 288-
3314


ITEM 5 - OTHER EVENTS

By letter dated January 31, 2002, Paul G. Ahern has resigned from his position as chief executive officer of Bar Harbor Bankshares' (the "Company") trust and investment subsidiary, BTI Financial Group ("BTI"), citing what he alleges to be inadequate support from the Company in assisting BTI to reach its financial objectives and a failure to achieve certain incentive goals set forth in his employment agreement. Mr. Ahern also cited a generalized concern with what he regards as a failure of the Company to maximize shareholder value.

Concurrent with his resignation as chief executive officer of BTI, Mr. Ahern has resigned his positions as a director of BTI, Bar Harbor Trust Services and the Company and as President of Block Capital Management ("Block"). Both Block and Bar Harbor Trust Services are wholly owned subsidiaries of BTI and indirect subsidiaries of the Company. The Board of Directors of BTI has accepted Mr. Ahern's resignation, and an interim president of BTI has been appointed to assume his day-to-day management responsibilities upon Mr. Ahern's resignation becoming effective. BTI is searching actively for a permanent President and Chief Executive Officer. Mr. Ahern has indicated a willingness to remain in his management positions for an interim period in order to facilitate a smooth transition. The Company is seeking a suitable replacement for Mr. Ahern on the Company's Board of Directors.

By letter dated January 28, 2002, Bonnie R. McFee has resigned her positions as President and Treasurer of Dirigo Investments, Inc. ("Dirigo") and as Managing Director of Block. She also has
resigned her position as a director of BTI.   Dirigo is a wholly
owned subsidiary of BTI and an indirect subsidiary of the Company. Dirigo is a registered broker/dealer. In her letter of resignation, Ms. McFee has alleged that BTI breached her employment agreement by failing to develop what she regards as a "reasonable" incentive compensation program and by acting in a manner that has caused her to be "viewed or treated with diminished dignity or respect." She has further alleged that the Company has failed to comply with applicable state and federal law regarding "gender based discrimination." BTI is searching actively for a replacement for Ms. McFee and has arranged for her responsibilities to be fulfilled by others on an interim basis until a replacement is found.

Mr. Warren C. Cook resigned as a director of the Company on January 2, 2002, citing generally differences in management philosophy, which, in the opinion of Mr. Cook, have not placed sufficient emphasis on earnings and shareholder value.

In their letters of resignation, both Mr. Ahern and Mr. Cook also expressed concern with the level of disclosure to shareholders of certain regulatory matters raised by the FDIC regarding the operations of Bar Harbor Banking and Trust Company (the "Bank"), which is a wholly owned subsidiary of the Company. Company Management is of the view that it is has addressed or is adequately addressing the matters raised by the FDIC, including increased allowances for lease and loan losses and requirements that dividends be paid only from current earnings. Reference to both of these matters has been made in previous periodic reports filed with the Commission.

The Company is continuing to actively search for a new President and Chief Executive Officer to oversee both the Bank and BTI. Dean S. Read will continue as President and Chief Executive Officer of both the Company and the Bank until a new Company president is selected and approved.

Matters discussed herein, including statements with respect to the search for replacement of resigning officers of BTI and responses by the Bank to regulatory matters, include forward looking statements involving risks and uncertainties for which Bar Harbor Bankshares claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. The future performance of BTI may be affected by the ability of the Company to promptly recruit replacement management. The future performance of the Bank will be affected by its ability to address regulatory concerns. Successful operation of the Company and its subsidiaries generally is subject to a number of future contingencies including general economic conditions, the ability to achieve increased operating efficiencies, stock market fluctuations, and competition from other lenders and financial service providers.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements - not applicable
(b)	Pro forma financial information - not applicable
(c)	Exhibits  - None






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 6, 2002



							BAR HARBOR BANKSHARES



							/s/Dean S. Read
							President